Exhibit 99.1

SUBSCRIPTION AGREEMENT

Cyber Supply Inc.
151-1201 LaRose Ave.
Toronto, Ontario
Canada M9P 1B3

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of Cyber Supply Inc. (the “Company”) at a price of $0.10 per Share (the “Subscription Price”).   Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.   Purchaser further confirms that Ms. Maria Shostak solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Ms. Shostak.

     MAKE CHECK PAYABLE TO: Cyber Supply Inc.

     Executed this _____ day of ___________________, 2008.

____________________________________                                     ____________________________________
                                                                                                             Signature of Purchaser
____________________________________

____________________________________
Address of Purchaser

____________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

__________	X $0.10 _________	=	US$
Number of Shares Purchased			Total Subscription Price
Form of Payment:	Cash: __________ Check #: ____________		Other: ________________

Cyber Supply Inc.

By:	__________________________________
Title:	__________________________________